Exhibit 10.1

COOPERATION AGREEMENT

This Cooperation Agreement (this “Agreement”), dated as of April 19, 2023, is by and between Coliseum Capital Management, LLC, a Delaware limited liability company (“Coliseum”) and Purple Innovation, Inc., a Delaware corporation (the “Company”), and, solely for purposes of Section 2(f) and the releases set forth in Section 2(g) of this Agreement, Pano Anthos, Gary DiCamillo, Claudia Hollingsworth, Paul Zepf, Dawn Zier, Coliseum Capital Partners, L.P., Coliseum Capital, LLC, and Coliseum Capital Co-Invest III, L.P.

WHEREAS, the Company and Coliseum have engaged in certain discussions concerning the Company;

WHEREAS, on April 11, 2023, the Company, Coliseum, and the other parties to a lawsuit pending in the Delaware Court of Chancery, styled Coliseum Capital Management, LLC v. DiCamillo et al., C.A. No. 2023-0220-PAF (the “Action”), entered into a Memorandum of Understanding (the “MOU”) to settle the Action on the terms set forth in a term sheet attached as Annex A to the MOU; and

WHEREAS, the Company and Coliseum desire to enter into an agreement embodying the material terms set forth in the MOU and term sheet attached thereto, including the appointment of certain new directors selected in accordance with the terms hereof to the Board of Directors of the Company (the “Board”), and regarding certain other matters, all on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Coliseum and the Company agree as follows:

1. Board of Directors.

(a) Substantially simultaneously with (and in any event, within one (1) business day of) the Effective Time, the Company shall take all necessary action to:

(i) increase the size of the Board by one (1) seat for a total of eight (8) directors;

(ii) accept the resignation of each of Paul Zepf and Pano Anthos from the Board;

(iii) appoint each of S. “Hoby” Darling (“Hoby Darling”), R. Carter Pate (“Carter Pate”) and Erika Serow to the Board;

(iv) appoint Adam Gray as Chair of the Board;

(v) appoint Gary DiCamillo as Chair of the Nomination & Governance Committee;

(vi) adopt amendments to the Company’s Bylaws to provide for the responsibilities of the Lead Independent Director in the form attached hereto as Exhibit A;

(vii) adopt the Lead Independent Director Charter attached hereto as Exhibit B;

(viii) adopt the amendment to the Corporate Governance Guidelines for Operation of the Board of Directors in the form attached hereto as Exhibit C; and

(ix) terminate the Special Committee of the Board.

(b) Gary DiCamillo shall continue to serve as Lead Independent Director of the Board until the Termination Date. If Gary DiCamillo is unable or unwilling to serve as Lead Independent Director until the Termination Date, the Board shall appoint a replacement Lead Independent Director, subject to Disinterested Director Approval, without further approval by Coliseum. If Gary DiCamillo is unable or unwilling to serve as Chair of the Nomination & Governance Committee of the Board until the Termination Date, the Board shall appoint a replacement Chair of the Nomination & Governance Committee, subject to Disinterested Director Approval, without further approval by Coliseum.

(c) The Company’s slate of nominees for election to the Board at the the 2023 annual meeting of stockholders of the Company (including any adjournments or postponements thereof, the “2023 Annual Meeting”) shall consist of the following eight (8) individuals (the “2023 Purple Slate”):

(i) Robert DeMartini;

(ii) Adam Gray;

(iii) Hoby Darling;

(iv) Carter Pate;

(v) Erika Serow;

(vi) Scott Peterson;

(vii) Gary DiCamillo; and

(viii) Claudia Hollingsworth.

(d) The Company shall use reasonable best efforts to cause the election of the full 2023 Purple Slate at the 2023 Annual Meeting, including by (i) recommending that the Company’s stockholders vote in favor of the election of each of the candidates on the 2023 Purple Slate, (ii) including each of the candidates on the 2023 Purple Slate in the Company’s proxy statement and proxy card for the 2023 Annual Meeting and (iii) soliciting proxies in favor of the full 2023 Purple Slate at the 2023 Annual Meeting. The Company shall use the same reasonable best efforts to cause the election of the Company’s slate of nominees for election to the Board at the 2024 annual meeting of stockholders of the Company (including any adjournments or postponements thereof, the “2024 Annual Meeting”), the composition of which, unless validly altered by the Board in accordance with the Charter, the Bylaws and with Disinterested Director Approval, shall be the same as the 2023 Purple Slate, subject to Section 1(d).

(e) To the extent permitted by law, from and after the time the individuals appointed or elected to the Board pursuant to this Agreement are members of the Board, such individuals shall be covered by the same indemnification and insurance provisions and coverage as are applicable to the individuals that are currently directors of the Company, and, at such time such individuals are no longer members of the Board, the same indemnification and insurance provisions and coverage as are applicable to former directors of the Company. At all times while serving as a member of the Board, such individuals appointed or elected to the Board pursuant to this Agreement shall be subject to the same protections and obligations regarding confidentiality, conflicts of interest, related party transactions, fiduciary duties, codes of conduct, trading and disclosure policies, director resignation policy and other governance guidelines and policies of the Company as other directors, as amended from time to time.

2. Cooperation.

(a) 2023 Annual Meeting. The 2023 Annual Meeting shall be held no later than June 16, 2023, and the record date for determining the stockholders entitled to vote at the 2023 Annual Meeting shall be a date that is after the record date for determining the stockholders entitled to payment of the redemption price of the Preferred Stock and after such Preferred Stock is no longer deemed outstanding and entitled to vote.

(b) Voting. At the 2023 Annual Meeting and the 2024 Annual Meeting, Coliseum shall cause all of the Common Stock that Coliseum or any of its Affiliates has the direct or indirect right to vote (and shall call back from loan any such shares in time prior to the applicable record date to ensure such shares can be voted at such Stockholder Meeting) as of the applicable record date, to be present in person or by proxy for quorum purposes and to be voted (i) in favor of each of the candidates for election on the 2023 Purple Slate or the Company’s slate of nominees for election to the Board at the 2024 Annual Meeting, as applicable, (ii) against any stockholder nominations for any other directors, and (iii) against any proposals or resolutions to remove any member of the Board other than for cause.

(c) Change in Control. The Company agrees that the execution, delivery and performance of this Agreement shall not constitute a “Change in Control” as defined in that certain (i) Credit Agreement among the Company, Purple Innovation, LLC, the Lenders, and Keybank National Association, dated September 3, 2020 (as amended); or (ii) Amended and Restated Employment Agreement between the Company and Robert DeMartini, dated March 19, 2022.

(d) Stockholder Rights Plan. Substantially simultaneously with (and in any event, within one (1) business day of) the Effective Time, the Company shall terminate the Stockholder Rights Agreement. The Company shall not adopt any stockholder rights agreement without Coliseum’s prior written consent until the Termination Date.

(e) Preferred Stock. Substantially simultaneously with (and in any event, within one (1) business day of) the Effective Time, the Company shall (i) cause the redemption of the “Proportional Representation Preferred Linked Stock” (the “Preferred Stock”) and (ii) deposit with the transfer agent the aggregate amount payable to stockholders upon redemption of the Preferred Stock, and (iii) cause such amounts to be paid to the stockholders as soon as practicable, and in any event, within fifteen (15) days of the date of this Agreement. The Company shall not issue any security or take any action of any kind that would result in a change to the stockholder voting standards from those in effect prior to the issuance of the Preferred Stock without Coliseum’s prior written consent until the Termination Date.

(f) Litigation. As soon as practicable following the Effective Time and full performance of Section 1(a), the first sentence of Section 2(d) and clauses (i) and (ii) of the first sentence of Section 2(e) by all parties, and conditioned on there being no breach of the second sentence of Section 2(d), clause (iii) of the first sentence of Section 2(e) or the second sentence of Section 2(e) by any party (and in all events no later than one (1) business day after the Effective Time and such full performance), the parties shall file a stipulation of dismissal of the Action in substantially the form attached hereto as Exhibit D.

(g) Releases. Effective concurrently with the filing of a stipulation of dismissal pursuant to Section 2(f), Coliseum, on behalf of itself and Coliseum Capital Partners, L.P., Coliseum Capital, LLC, and Coliseum Capital Co-Invest III, L.P. (the “Coliseum Releasing Parties”) completely releases and forever discharges the Company and its Affiliates, subsidiaries, employees, officers, and directors (including Pano Anthos, Gary DiCamillo, Claudia Hollingsworth, Paul Zepf, and Dawn Zier), and its and their respective Representatives from any and all past, present, or future claims, suits, losses, liabilities, rights, obligations, actions, and causes of action of any kind or nature, whether known or unknown, arising out of or relating in any way to the Action or the set of operative facts giving rise to any claims or defenses asserted in the Action; provided, however, that the Coliseum Releasing Parties do not release any claims, suits, losses, liabilities, rights, obligations, actions, or causes of action relating to the enforcement of this Agreement or their rights under this Agreement. Effective concurrently with the filing of a stipulation of dismissal pursuant to Section 2(f), the Company, on behalf of itself and its Affiliates and subsidiaries, completely releases and forever discharges Pano Anthos, Gary DiCamillo, Claudia Hollingsworth, Paul Zepf, and Dawn Zier (the “Directors”) and Coliseum, Coliseum Capital Partners, L.P., Coliseum Capital, LLC, and Coliseum Capital Co-Invest III, L.P., and their respective Affiliates, subsidiaries, employees, officers, directors, managing partners and their and the Company’s respective Representatives from any and all past, present, or future claims, suits, losses, liabilities, rights, obligations, actions, and causes of action of any kind or nature, whether known or unknown, arising out of or relating in any way to the Action or the set of operative facts giving rise to any claims or defenses asserted in the Action; provided, however, that the Company does not release any claims, suits, losses, liabilities, rights, obligations, actions, or causes of action relating to the enforcement of this Agreement or their rights under this Agreement. Effective concurrently with the filing of a stipulation of dismissal pursuant to Section 2(f), the Directors completely release and forever discharge Coliseum, Coliseum Capital Partners, L.P., Coliseum Capital, LLC, and Coliseum Capital Co-Invest III, L.P., and their respective Affiliates, subsidiaries, employees, officers, directors, managing partners and their respective Representatives from any and all past, present, or future claims, suits, losses, liabilities, rights, obligations, actions, and causes of action of any kind or nature, whether known or unknown, arising out of or relating in any way to the Action or the set of operative facts giving rise to any claims or defenses asserted in the Action; provided, however, that the Directors do not release any claims, suits, losses, liabilities, rights, obligations, actions, or causes of action relating to the enforcement of this Agreement or their rights under this Agreement.

(h) No Admission of Liability. None of this Agreement, the MOU (or the term sheet attached thereto), the settlement of the Action, or any act or omission in connection with any of the foregoing is intended to be, shall be deemed to be evidence of, or shall constitute an admission or concession by any of the Coliseum Releasing Parties or the Company and Directors (together, the “Purple Releasing Parties”) as to (i) the truth of any fact alleged or matter asserted by any other party in the Action (including in any pleadings, briefs, or other filings in the Action), (ii) the strength or validity of any claim or defense asserted by any other party in the Action (including in any pleadings, briefs, or other filings in the Action), or (iii) any wrongdoing, breach, fault, or liability of any kind by any of them, which each of them expressly denies.

(i) Future Proposals. Coliseum agrees to condition any proposal from Coliseum or any of its Affiliates to acquire the Company or all or substantially all of the outstanding stock of the Company held by stockholders unaffiliated with Coliseum on (i) such transaction being negotiated by, and subject to the approval of, a special committee of directors of the Board who are independent with respect to Coliseum and disinterested under Delaware law, and (ii) a non-waivable condition that such transaction be approved by the affirmative vote of the holders of a majority of the Company’s outstanding Common Stock not beneficially owned by Coliseum or its Affiliates or other parties with a material conflict of interest in such transaction.

(j) Subscription Agreement. For the avoidance of doubt, Coliseum’s rights under that certain Subscription Agreement dated February 1, 2018 among the Company (f/k/a Global Partner Acquisition Corp.), Global Partner Sponsor I LLC, Coliseum Capital Partners, L.P. and Blackwell Partners LLC – Series A (the “Subscription Agreement”) shall not be deemed waived, amended or affected by this Agreement.

(k) Effective Time. The Company shall use its reasonable best efforts to receive, as promptly as practicable after the execution and delivery of this Agreement, all necessary third party consents for the payment of the redemption price for the Preferred Stock pursuant to and in accordance with Section 2(e) (the date such consents are received, the “Effective Time”). The Company shall provide to Coliseum evidence of the occurrence of the Effective Time in form and substance reasonably satisfactory to Coliseum.

3. Standstill. Prior to the Termination Date, except as otherwise provided in this Section 3 or elsewhere in this Agreement, without Disinterested Director Approval, Coliseum shall not, directly or indirectly:

(a) (i) acquire, offer or seek to acquire, agree to acquire or acquire rights to acquire (except by way of stock dividends or other distributions or offerings made available to holders of Voting Securities of the Company generally on a pro rata basis), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, through swap or hedging transactions or otherwise, any additional Voting Securities of the Company (other than through a broad-based market basket or index) or any voting rights decoupled from the underlying Voting Securities that would cause Coliseum’s ownership of Voting Securities to exceed 44.4% of the total outstanding Common Stock; or (ii) sell its shares of Common Stock, other than in open market sale transactions where the identity of the purchaser is not known and in underwritten widely dispersed public offerings or in a transaction in which the purchaser agrees to be bound by the provisions of this Section 3; provided that the foregoing shall not restrict any acquisition of securities directly from the Company.

(b) (i) nominate, recommend for nomination or give notice of an intent to nominate or recommend for nomination a person for election at any Stockholder Meeting at which the Company’s directors are to be elected; (ii) knowingly initiate, encourage or participate in any solicitation of proxies in respect of any election contest or removal contest with respect to the Company’s directors; (iii) submit, initiate, make or be a proponent of any stockholder proposal for consideration at, or bring any other business before, any Stockholder Meeting; (iv) knowingly initiate, encourage or participate in any solicitation of proxies in respect of any stockholder proposal for consideration at, or other business brought before, any Stockholder Meeting; or (v) knowingly initiate, encourage or participate in any “withhold” or similar campaign with respect to any Stockholder Meeting;

(c) form or join any Section 13 “group” with respect to any Voting Securities of the Company, including in connection with any election or removal contest with respect to the Company’s directors or any stockholder proposal or other business brought before any Stockholder Meeting;

(d) seek publicly, alone or in concert with others, to amend any provision of the Charter or Bylaws;

(e) (i) make any public proposal with respect to or (ii) make any public statement or otherwise publicly seek to encourage, advise or assist any person in so publicly encouraging or advising with respect to: (A) any change in the number or term of directors serving on the Board or the filling of any vacancies on the Board, (B) any change in the capitalization or dividend policy of the Company, (C) any other change in the Company’s management, governance, corporate structure, affairs or policies, (D) any Extraordinary Transaction, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or (F) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act (the term “Extraordinary Transaction” means any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale, recapitalization, restructuring or other transaction with a Third Party that, in each case, results in a change in control of the Company or the sale of substantially all of its assets; provided, however, that solely for the purposes of the foregoing definition, Coliseum shall be deemed not to have control of the Company as of this Agreement);

provided, however, that

(i) the restrictions in this Section 3 shall not prevent Coliseum from (A) making any factual statement as required by applicable legal process, subpoena or legal requirement from any governmental authority with competent jurisdiction over the party from whom information is sought (so long as such request did not arise at the initiative of Coliseum); or (B) making any confidential communication to the Company that would not be reasonably expected to trigger public disclosure obligations for any person; or (C) making any request on a non-public basis for Disinterested Director Approval of a waiver of any provisions of this Section 3; or (D) exercising or enforcing its rights under this Agreement or the Subscription Agreement;

(ii) the restrictions in this Section 3 shall not restrict Coliseum from tendering shares, receiving payment for shares or otherwise participating in any such transaction on the same basis as the other stockholders of the Company or from participating in any such transaction that has received Disinterested Director Approval, subject to the other terms of this Agreement; and

(iii) the restrictions in this Section 3 shall not restrict any director of the Company from taking any action in his or her capacity as a director of the Company (including as a member of any committee of the Board), including the exercise of fiduciary duties to the Company or its stockholders.

4. 8-K. No later than two (2) business days following the date of this Agreement, the Company shall file with the SEC a Current Report on Form 8-K (the “Form 8-K”) disclosing its entry into this Agreement with a copy of this Agreement as an exhibit thereto (provided, if the Company is unable to file the Form 8-K for reasons outside of its control, the Company shall file the Form 8-K as promptly as practicable following the execution of this Agreement). The Company shall provide Coliseum and its Representatives with a draft of such Form 8-K prior to its filing with the SEC and shall consider in good faith any timely comments of Coliseum and its Representatives. No later than two (2) business days following the date of this Agreement, Coliseum shall file with the SEC an amendment to its Schedule 13D in compliance with Section 13 of the Exchange Act reporting its entry into this Agreement, disclosing applicable items to conform to its obligations hereunder and including this Agreement as an exhibit thereto (the “Schedule 13D Amendment”). The Schedule 13D Amendment shall be consistent with the terms of this Agreement. Coliseum shall provide the Company and its Representatives with a draft of such Schedule 13D Amendment prior to its filing with the SEC and shall consider in good faith any timely comments from the Company and its Representatives. Prior to the issuance of the Form 8-K, neither the Company nor Coliseum shall issue any press release, or public announcement regarding this Agreement or take any action that would require public disclosure thereof without the prior written consent of the other party.

5. Representations and Warranties of the Company. The Company represents and warrants to Coliseum as follows: (a) the Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated by this Agreement; (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and, assuming the valid execution and delivery hereof by Coliseum, is enforceable against the Company in accordance with its terms, except as enforcement of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws generally affecting the rights of creditors and subject to general equity principles; and (c) the execution, delivery, and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment, or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration, or cancellation of, any organizational document, agreement, contract, commitment, understanding, or arrangement to which the Company is a party or by which it is bound.

6. Representations and Warranties of Coliseum. Coliseum represents and warrants to the Company as follows: (a) Coliseum has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated by this Agreement; (b) this Agreement has been duly and validly authorized, executed and delivered Coliseum, constitutes a valid and binding obligation and agreement of Coliseum and, assuming the valid execution and delivery hereof by the Company, is enforceable against Coliseum in accordance with its terms, except as enforcement of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws generally affecting the rights of creditors and subject to general equity principles; and (c) the execution, delivery, and performance of this Agreement by Coliseum does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment, or decree applicable to Coliseum, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration, or cancellation of, any organizational document, agreement, contract, commitment, understanding, or arrangement to which Coliseum is a party or by which it is bound. Coliseum represents and warrants that, as of the date of this Agreement, it beneficially owns the number of shares of Common Stock set forth in the amendment to its Schedule 13D filed with the SEC on April 13, 2023.

7. Definitions. For purposes of this Agreement:

(a) the terms “Affiliate” and “Associate” have the meanings set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; provided, that none of the Company or its Affiliates or Representatives, on the one hand, and Coliseum and its Affiliates or Representatives, on the other hand, shall be deemed to be “Affiliates” with respect to the other for purposes of this Agreement; provided, further, that “Affiliates” or “Associates” of a person shall not include any entity, solely by reason of the fact that one or more of such person’s employees or principals serves as a member of its board of directors or similar governing body, unless such person otherwise controls such entity (as the term “control” is defined in Rule 12b-2 promulgated by the SEC under the Exchange Act); provided, further, that with respect to Coliseum, “Affiliates” shall not include any portfolio operating company (as such term is understood in the private equity industry) of Coliseum or its Affiliates;

(b) the terms “beneficial owner” and “beneficially own” have the meanings set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act;

(c) the term “business day” shall mean any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is closed;

(d) the term “Bylaws” shall mean the Second Amended and Restated Bylaws of the Company, as amended;

(e) the term “Charter” shall mean the Company’s Second Amended and Restated Certificate of Incorporation, as amended;

(f) the term “Common Stock” means the Company’s Class A common stock, par value $0.0001 per share and the Company’s Class B common stock, par value $0.0001 per share;

(g) the term “Disinterested Director Approval” means the affirmative approval by a majority of the directors who are independent of Coliseum under Delaware law (as determined by the Board); provided that for so long as Robert DeMartini is serving as the Chief Executive Officer of the Company, Mr. DeMartini shall be deemed to be a director who is independent of Coliseum for purposes of determining Disinterested Director Approvals under Sections 1(b), 1(d), 3, 11 and 15 of this Agreement.

(h) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder;

(i) the term “parties” or “party” means each of Coliseum and the Company;

(j) the terms “person” or “persons” shall be interpreted broadly to include any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, group, association, organization, or other entity of any kind or nature;

(k) the term “Representatives” means a party’s directors, members, general partners, managers, officers, employees, agents, attorneys, financial advisors, public relations advisors, proxy solicitors, and all other advisors and other representatives;

(l) the term “SEC” means the U.S. Securities and Exchange Commission;

(m) the term “Stockholder Meeting” means each annual or special meeting of stockholders of the Company and any adjournment, postponement, rescheduling or continuation thereof;

(n) the term “Stockholder Rights Agreement” means that certain Stockholder Rights Agreement, dated as of September 25, 2022, by and between the Company and Pacific Stock Transfer Company, as rights agent;

(o) the term “Third Party” refers to any person that is not a party, a member of the Board, a director or officer of the Company, or legal counsel to either party; and

(p) the term “Voting Securities” means the Common Stock and any other Company securities entitled to vote, or securities convertible into, or exercisable or exchangeable for, such shares or other securities, whether or not subject to the passage of time or other contingencies.

8. Notices. All notices, consents, requests, instructions, approvals, and other communications provided for herein and all legal process in regard to this Agreement shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when such email is sent to the email address(es) set forth below, (b) given by a nationally recognized overnight carrier, one (1) business day after being sent or (c) if given by any other means, when actually received during normal business hours at the address specified in this Section 8:

if to the Company:

Purple Innovation, Inc.

4100 North Chapel Ridge Road Suite 200

Lehi, UT 84043

Attention: Casey K. McGarvey, Chief Legal Officer and Secretary

Email: casey@purple.com

with a copy to:

Sidley Austin LLP

787 7th Avenue

New York, NY 10019

Attention: Kai H. Liekefett & John H. Butler

Email: kliekefett@sidley; john.butler@sidley.com

and

Dorsey & Whitney LLP

111 S. Main St., Suite 2100

Salt Lake City, UT 84111

Attention: Nolan S. Taylor

Email: taylor.nolan@dorsey.com

if to Coliseum:

Coliseum Capital Management, LLC

105 Rowayton Avenue

Rowayton, CT 06853

Attention: Adam Gray, Christopher Shackelton, Chivonne Cassar

Email: agray@coliseumpartners.com; chris@coliseumpartners.com; ccassar@coliseumpartners.com with a copy to:

Debevoise & Plimpton LLP

66 Hudson Boulevard

New York, NY 10001

Attention: William D. Regner

Email: wdregner@debevoise.com

At any time, any party may, by notice given in accordance with this Section 8 to the other party, provide updated information for notices hereunder.

9. Expenses. The Company shall reimburse Coliseum for all out of pocket fees, costs, and expenses incurred in connection with the Action; provided that such amount shall not exceed $4 million in the aggregate. The Company and Coliseum shall promptly agree on payment terms for the foregoing in accordance with the obligations and covenants of the Company’s existing agreements, which shall involve payment as soon as practicable but no later than June 30, 2023 or, if earlier, the date of any payments pursuant to the following sentence. The Company shall pay all out of pocket fees, costs, and expenses incurred by the Special Committee to the extent legally required by the terms of the relevant engagements, it being understood and agreed that Coliseum shall have no liability or obligation in respect of, or to cause the Company to pay, any such fees, costs or expenses.

10. Severability. If at any time subsequent to the date hereof, any provision of this Agreement is held by any court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement. In addition, the parties agree to use their reasonable best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or unenforceable by a court of competent jurisdiction.

11. Termination. Unless otherwise mutually agreed to in writing by each party (including Disinterested Director Approval), this Agreement shall terminate (x) if the Effective Time shall not have occurred by such date and time, 5:00 p.m. New York City time on April 28, 2023, and (y) on the day following the date on which the 2024 Annual Meeting is held (the “Termination Date”). Upon such termination, this Agreement shall forthwith have no further force and effect. Notwithstanding the foregoing, following any termination other than a termination pursuant to clause (x) in the first sentence of this Section 11(a), Section 2(g) (Releases) and Sections 7 to 17 shall survive termination of this Agreement. No termination of this Agreement shall relieve any party of liability for any breach of this Agreement arising prior to such termination.

12. Counterparts. This Agreement may be executed in one or more counterparts and by scanned computer image (such as .pdf), each of which shall be deemed to be an original copy of this Agreement.

13. No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Company and Coliseum and is not enforceable by any other persons; provided, however, that all persons and entities that are released pursuant to Section 2(g) are intended third-party beneficiaries for purposes of Section 2(g) of this Agreement. No party may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, without the prior written consent of the other party, and any assignment in contravention hereof shall be null and void.

14. No Waiver. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof or of any breach of any other provision hereof, nor shall any single or partial waiver thereof preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

15. Entire Understanding; Amendment. This Agreement (together with all exhibits hereto) contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter of this Agreement. The provisions of this Agreement may be amended only (i) with Disinterested Director Approval and (ii) by an agreement in writing executed by the Company and Coliseum. Any waiver of any rights of the Company shall require Disinterested Director Approval.

16. Interpretation and Construction. The Company and Coliseum each acknowledge that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by the Company and Coliseum, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” When a reference is made in this Agreement to any Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented.

17. Specific Performance; Remedies; Governing Law; Venue; Waiver of Jury Trial.

(a) The Company and Coliseum each acknowledge and agree that irreparable injury to the other party would occur in the event of a breach of any of the provisions of this Agreement and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that the Company and Coliseum shall each respectively be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other right or remedy to which they are entitled at law or in equity.

(b) Without prejudice to any other right or remedy otherwise available to the parties under this Agreement, the Company and Coliseum agree: (1) the party alleging breach shall be entitled to injunctive and other equitable relief, without proof of actual damages; (2) the allegedly breaching party shall not plead in defense thereto that there would be an adequate remedy at law; and (3) the allegedly breaching party agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief.

(c) This Agreement, and any disputes arising out of or related to this Agreement (whether for breach of contract, tortious conduct or otherwise), shall be governed in all respects, including validity, interpretation and effect, by the laws of the state of Delaware without giving effect to the choice of law rules or principles of such state that would require or permit the application of the laws of any other jurisdiction.

(d) The Company and Coliseum each (i) irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, the federal or other state courts located in Wilmington, Delaware), (ii) agrees that it shall not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such courts, (iii) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried, and determined only in such courts, (iv) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (v) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated hereunder in any court other than the aforesaid courts. The parties agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in this Section 17 or in such other manner as may be permitted by applicable law as sufficient service of process, shall be valid and sufficient service thereof.

(e) Each of the parties irrevocably waives any right that such party may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement, or any of the transactions contemplated thereby, or any course of conduct, dealing, statements (whether oral or written), or actions of any of them. No party shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.

[Signature Page Follows.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the date hereof.

PURPLE INNOVATION, INC.

By:	/s/ Casey K. McGarvey
Name:	Casey K. McGarvey
Title:	Chief Legal Officer & Corporate Secretary

COLISEUM CAPITAL MANAGEMENT, LLC

By:	/s/ Adam Gray
Name:	Adam Gray
Title:	Managing Partner

[Signature Page to Cooperation Agreement]

Solely for purposes of Section 2(f) and Section 2(g):

COLISEUM CAPITAL PARTNERS, L.P.
By: Coliseum Capital, LLC, its general partner

By:	/s/ Adam Gray
Name:	Adam Gray
Title:	Manager

COLISEUM CAPITAL, LLC

By:	/s/ Adam Gray
Name:	Adam Gray
Title:	Manager

COLISEUM CAPITAL CO-INVEST III, L.P.
By: Coliseum Capital, LLC, its general partner

By:	/s/ Adam Gray
Name:	Adam Gray
Title:	Manager

/s/ Pano Anthos
Pano Anthos

/s/ Gary DiCamillo
Gary DiCamillo

/s/ Claudia Hollingsworth
Claudia Hollingsworth

/s/ Paul Zepf
Paul Zepf

/s/ Dawn Zier
Dawn Zier

[Signature Page to Cooperation Agreement]

Exhibit A

Amendments to Bylaws

[Attached.]

THIRD AMENDED AND RESTATED

BYLAWS

OF

PURPLE INNOVATION, INC.

A DELAWARE CORPORATION

(THE “CORPORATION”)

(FORMERLY KNOWN AS

GLOBAL PARTNER ACQUISITION CORP.)

ARTICLE I

OFFICES

Section 1.1. Registered Office. The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2. Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II STOCKHOLDERS MEETINGS

Section 2.1. Annual Meetings. The annual meeting of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting in accordance with these third amended and restated bylaws of the Corporation (as amended from time to time in accordance with the provisions hereof, these “Bylaws”). The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

Section 2.2. Special Meetings. Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by the Chair of the Board, Chief Executive Officer, or the Board pursuant to a resolution adopted by a majority of the Board. Special meetings of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). The Chair of the Board, the Chief Executive Officer or the Board may, pursuant to a resolution adopted by a majority of the Board, postpone, reschedule or cancel any special meeting of stockholders previously called by any of them.

Section 2.3. Notices. Notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat by the Corporation not less than 10 nor more than 60 days before the date of the meeting. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any special meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

Section 2.4. Quorum. Except as otherwise provided by applicable law, the Corporation’s Second Amended and Restated Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”) or these Bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chair of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 2.5. Voting of Shares.

(a) Voting Lists. The Secretary shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare, at least 10 days before every meeting of stockholders of the Corporation, a complete list of the stockholders entitled to vote at such meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days ending on the day prior to the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

(b) Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chair of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c) Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority:

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d) Required Vote. Subject to the rights of the holders of one or more series of preferred stock of the Corporation (“Preferred Stock”), voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, provided, however, that if the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. If, in an uncontested election, a director then serving on the Board does not receive the required majority, the director shall tender his or her resignation to the Secretary of the Corporation promptly following certification of the election results. The Nomination & Governance Committee (or other committee designated by the Board) shall consider the facts and circumstances relating to the election and the resignation of such incumbent director and make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nomination & Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. All other matters shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e) Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6. Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chair of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person or represented by proxy and vote at such adjourned meeting are (a) announced at the meeting at which the adjournment is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with these Bylaws. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.7. Advance Notice for Business.

(a) Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.7(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 2.7(a). Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.3 will be considered for election at such meeting.

(i) In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment or recess of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described in this Section 2.7(a).

(ii) To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (F) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iii) The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chair of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iv) In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.3.

(c) Public Announcement. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 2.8. Conduct of Meetings. The chair of each annual and special meeting of stockholders shall be the Chair of the Board or, in the absence (or inability or refusal to act) of the Chair of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence ( or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chair of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chair of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The chair of a stockholder meeting shall, in a manner consistent with applicable law and such rules and regulations as adopted by the Board, determine whether a matter of business was not properly brought before the meeting in accordance with these Bylaws, and, if the chair should so determine, the chair shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chair of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chair of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9. Consents in Lieu of Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section and Delaware Law to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

ARTICLE III DIRECTORS

Section 3.1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

Section 3.2. Composition of the Board of Directors. The number of directors of the Corporation shall be as designated or as otherwise determined in the manner set forth in the Certificate of Incorporation. Directors need not be stockholders or residents of the State of Delaware. Unless changed by the unanimous vote of the entire Board, a majority of the members of the Board shall be comprised of “independent directors” as such term is defined in the corporate governance rules of the principal securities exchange upon which the securities of the Corporation may be listed from time to time or, if the securities of the Corporation shall cease to be listed on any national securities exchange, the corporate governance rules of the Nasdaq Capital Market.

Section 3.3. Advance Notice for Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or a committee thereof or (ii) by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.3 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.3.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the adjournment or recess of an annual meeting or special meeting commence a new time period for the giving of a stockholder’s notice as described in this Section 3.3.

(c) To be in proper written form, a stockholder’s notice to the Secretary must set forth

(i) as to each person whom the stockholder proposes to nominate for election as a director:

(A) the name, age, business address and residence address of the proposed nominee,

(B) the principal occupation or employment of the proposed nominee,

(C) a written questionnaire with respect to the background and qualifications of the proposed nominee, completed by the proposed nominee in the form required by the Corporation (which form such stockholder of record shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such stockholder of record (for the sole use of such stockholder of record) within 10 days after receiving such request),

(D) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person,

(E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and

(ii) as to the stockholder giving the notice:

(A) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made,

(B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made,

(C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names),

(D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice,

(E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected, and

(iii) a representation from such stockholder as to whether such stockholder or any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with such stockholder intends or is part of a group that intends to (A) solicit proxies in support of the election of any proposed nominee in accordance with Rule 14a-19 under the Exchange Act or (B) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation.

(d) If the Board or the chair of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.3, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.3, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(e) If (A) any stockholder or any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with such stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (B) such stockholder or person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with such stockholder subsequently (x) notifies the Corporation that such stockholder or person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with such stockholder no longer intends to solicit proxies in support of the election or reelection of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies solicited for that proposed nominee. Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Secretary, no later than 5 business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(f) Any stockholder proposing individuals to nominate for election or reelection as a director shall notify the Secretary within 2 business days of becoming aware that such stockholder or any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with such stockholder no longer intends to solicit proxies in accordance with the representation made pursuant to Section 3.3(c)(iii) above.

(g) The Board may require any proposed nominee to submit to interviews with the Board or any committee thereof, and such proposed nominee shall make himself or herself available for any such interviews within 10 days following any reasonable request therefor from the Board or any committee thereof.

(h) In addition to the provisions of this Section 3.3, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.3 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

Section 3.4. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

Section 3.5. Lead Independent Director. The role, selection, responsibilities, powers and term of the Lead Independent Director shall be set forth in a Lead Independent Director Charter adopted by the Board, as amended from time to time.

ARTICLE IV BOARD MEETINGS

Section 4.1. Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2. Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places as shall from time to time be determined by the Board.

Section 4.3. Special Meetings. Special meetings of the Board (a) may be called by the Chair of the Board, Lead Independent Director, Chief Executive Officer, or President and (b) shall be called by the Chair of the Board, Chief Executive Officer, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.4. Quorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5. Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6. Organization. The chair of each meeting of the Board shall be the Chair of the Board or, in the absence (or inability or refusal to act) of the Chair of the Board, the Lead Independent Director or, in the absence (or inability or refusal to act) of the Lead Independent Director, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chair elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chair of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V COMMITTEES OF DIRECTORS

Section 5.1. Establishment. The Board may by resolution passed by a majority of the Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 5.2. Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3. Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

Section 5.4. Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these Bylaws.

ARTICLE VI OFFICERS

Section 6.1. Officers. The officers of the Corporation elected by the Board shall be a Chair of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and such other officers (including without limitation, Vice Presidents, Assistant Secretaries and a Treasurer) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a) Chair of the Board. The Chair of the Board shall preside when present at all meetings of the stockholders and the Board. The Chair of the Board shall have general supervision and control of the acquisition activities of the Corporation subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters. The Chair of the Board shall have such other powers and duties as may from time to time be assigned by the Board. In the absence (or inability or refusal to act) of the Chair of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The powers and duties of the Chair of the Board shall not include supervision or control of the preparation of the financial statements of the Corporation (other than through participation as a member of the Board). The position of Chair of the Board and Chief Executive Officer may be held by the same person.

(b) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chair of the Board pursuant to Section 6.1(a) above. In the absence (or inability or refusal to act) of the Chair of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person.

(c) President. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chair of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person.

(d) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(e) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chair of the Board, Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(f) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(g) Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(h) Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

Section 6.2. Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 6.3. Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4. Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

ARTICLE VII SHARES

Section 7.1. Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board.

Section 7.2. Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3. Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chair of the Board, Chief Executive Officer or the President and (b) the Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4. Consideration and Payment for Shares.

(a) Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed, or other securities.

(b) Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5. Lost, Destroyed or Wrongfully Taken Certificates.

(a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b) If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6. Transfer of Stock.

(a) If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i) in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii) (A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii) the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(iv) the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(v) such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b) Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7. Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends (to the extent that dividends are payable thereon) or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 7.8. Effect of the Corporation’s Restriction on Transfer.

(a) A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b) A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares prior to or within a reasonable time after the issuance or transfer of such shares.

Section 7.9. Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VIII INDEMNIFICATION

Section 8.1. Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 8.2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law (“DGCL”) requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.

Section 8.3. Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4. Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6. Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.

Section 8.7. Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided however, that amendments or repeals of this Article VIII shall require the affirmative vote of the stockholders holding at least 66.7% of the voting power of all outstanding shares of capital stock of the Corporation.

Section 8.8. Certain Definitions. For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 8.9. Contract Rights. The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 8.10. Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX MISCELLANEOUS

Section 9.1. Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2. Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.3. Means of Giving Notice.

(a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b) Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c) Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

(d) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e) Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 9.4. Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these Bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5. Meeting Attendance via Remote Communication Equipment.

(a) Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i) participate in a meeting of stockholders; and

(ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b) Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.6. Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock entitled to the receive dividends, subject to applicable law and the Certificate of Incorporation.

Section 9.7. Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 9.8. Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chair of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chair of the Board Chief Executive Officer, President, the Chief Financial Officer or the Treasurer may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.9. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10. Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.11. Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

Section 9.12. Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chair of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time specified therein, or at the time of receipt of such notice if no time is specified or the specified time is earlier than the time of such receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.13. Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chair of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chair of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.14. Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chair of the Board, Chief Executive Officer, President or any Vice President. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.15. Amendments. The Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws; provided, however that any provision hereof which states that it may be changed by the unanimous vote of the entire Board may only be changed or amended by such vote. Except for any provision hereof which states that the Bylaws may be changed by the unanimous vote of the entire Board, the Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws. Notwithstanding the foregoing, however, any provision hereof which states that it may be changed by the unanimous vote of the entire Board may only be changed or amended by such vote.

Exhibit B

Lead Independent Director Charter

[Attached.]

B-1

PURPLE INNOVATION, INC. LEAD INDEPENDENT DIRECTOR CHARTER

This Lead Independent Director Charter (this “Charter”) has been adopted by the Board of Directors (the “Board”) in connection with its oversight of the management and business affairs of Purple Innovation, Inc. (the “Company”). The independent members of the Board shall appoint from among their number a Lead Independent Director. On the date of adoption of this Charter, Mr. Gary DiCamillo has been appointed as, and shall continue as, the Lead Independent Director. The Lead Independent Director shall perform such duties as described in this Charter and such other duties as determined from time to time by the Board.

1.	Authority and Responsibilities. The Lead Independent Director shall have the following authority and responsibilities:

a.	In the event the Chairman has been determined by the Board not to be independent of the Company or disinterested as to a matter in question, presides at meetings or “executive sessions” of the independent directors;

b.	Presides at meetings of the Board in the absence or recusal of the Chairman or upon the request of the Chairman;

c.	In coordination with the Chairman and the CEO, serves as a liaison to stockholders who request direct communications and consultation with the Lead Independent Director or otherwise delegates such task to an appropriate member of the Board based on the circumstances; and

d.	Performs such other duties as the Board may from time to time delegate.

2.	General. While this Charter should be interpreted in the context of applicable laws, regulations and listing requirements, as well as in the context of the Company’s Amended and Restated Certificate of Incorporation, as amended, and By-Laws, it is not intended to establish by its own force any legally binding obligations.

Approved by the Board on April [ ], 2023.

B-2

Exhibit C

Corporate Governance Guidelines for Operation of the Board of Directors

[Attached.]

PURPLE INNOVATION, INC.

CORPORATE GOVERNANCE GUIDELINES

FOR OPERATION OF THE BOARD OF DIRECTORS

The Board of Directors (the “Board”) of Purple Innovation, Inc., for itself and its subsidiaries (collectively the “Company”) has adopted these corporate governance policies and practices (these “Corporate Governance Guidelines”) to help it fulfill its responsibilities to stockholders. The policies in these Corporate Governance Guidelines assure that the Board has the authority and practices in place to review and evaluate the Company’s business operations, and to make decisions that are independent of the Company’s management.

The Board recognizes that the long-term interests of stockholders are advanced by responsibly addressing the concerns of other stakeholders including employees, customers, suppliers, government, and the public. The Board may refine or change these Corporate Governance Guidelines as necessary or advisable to achieve these objectives.

I. BOARD ORGANIZATION AND COMPOSITION

A. Board Leadership. The Board will periodically appoint a Chairperson. Both independent and non-independent Directors, including the CEO, are eligible for appointment as the Chairperson. Under the Company’s current circumstances, the Board believes that it is in the best interest of the Company and its stockholders to have a person other than the CEO serve as Chairperson. The Board believes that separating these roles at this time provides the appropriate balance between strategy development, flow of information between management and the Board, and oversight of management. The Board believes this structure currently provides guidance for the Board, while also positioning the CEO as the leader of the Company in the eyes of our customers, employees and other stakeholders. The Board has the discretion to modify this approach as circumstances change.

The Lead Independent Director will operate in accordance with the Lead Independent Director Charter.

The Chairperson will perform the following functions:

1. Preside at executive sessions of the non-management Directors and provide feedback to the CEO;

2. In consultation with the full Board, coordinate with the CEO in establishing the agenda and topic items for Board meetings;

3. In consultation with the full Board or any of its Committees (defined below), retain, at the expense of the Company, such independent legal, financial or other advisors on behalf of the Board as the Board and its Committee may determine necessary or appropriate;

4. Assist the Human Capital & Compensation Committee with the annual evaluation of the CEO’s performance, and in conjunction with the Chair of the Human Capital & Compensation Committee, meet with the CEO to discuss the results of such evaluation;

5. When requested and appropriate, serve as a focal point for managing stockholder communications with Directors; and

6. Perform such other functions as the Directors may designate from time to time.

The Chairperson shall have no greater obligations (fiduciary or otherwise) or liabilities than those of other Directors by reason of serving as the Chairperson.

B. Size and Composition of the Board. The Nomination & Governance Committee shall periodically review the size of the Board and make any recommendations to the Board for changing the number of Directors serving on the Board. The Board also believes that it is useful and appropriate from time to time to have members of management, including the CEO, as Directors. Directors will be elected to one year terms and will need to stand for reelection annually. Availability of uniquely qualified outside Board member candidates or succession planning considerations for external or internal Board members may justify size increases. The Nomination & Governance Committee shall establish selection criteria that identify desirable skills and experience for prospective Board members and address the issues of diversity and background. The Board, with the assistance of the Nomination & Governance Committee, shall select potential new Board members using the criteria and priorities established from time to time.

The Company’s bylaws provide that the Board shall consist of a majority of independent Directors unless otherwise determined by a unanimous vote of the Board or unless the bylaws are amended by the Company’s stockholders. The Company defines an “independent” Director in accordance with the listing requirements of the Nasdaq Stock Market LLC (“Nasdaq”). The Board is responsible for determining whether or not each non-employee Director is independent. In making its independence determinations, the Board will review information provided by the Directors and the Company with regard to each Director’s business and personal activities as they may relate to the Company and the Company’s management.

C. Board Tenure. The Board believes that experienced Directors provide valuable insight into the operations, prospects and strategy of the Company based on their experience with and understanding of the Company’s history and objectives. Consequently, the Board does not believe arbitrary limits on the number of years a Director can serve on the Board or mandatory retirement ages are appropriate. Similarly, the Board does not believe that Directors should automatically expect to be re-nominated annually as long as he or she desires to serve as a Director. The Nomination & Governance Committee evaluates the continued service of each Director annually before recommending that the Board nominate the Director for election.

If a Director decides to retire, resign or otherwise not stand for re-election at an upcoming meeting of stockholders, he or she shall provide written notice of the decision to the Corporate Secretary, specifying the effective date of the retirement or resignation. The Company will not be deemed to have notice of such decision until the written notice is received by the Corporate Secretary. Upon receipt of the written notice from the Corporate Secretary, the Nomination & Governance Committee shall evaluate and recommend to the Board, and the Board shall determine, whether such resignation should be accepted.

D. Committee Structure and Assignments. The committee structure including at least an Audit Committee, Human Capital & Compensation Committee, and Nomination & Governance Committee (separately, or together, including with any other committees, the “Committee” or “Committees”) appears adequate and appropriate for the organization.

The need for other Committees may evolve over time and the Board will initiate discussion in this area if appropriate. Each Committee of the Board will have a written charter that complies with relevant Nasdaq listing rules and other applicable regulations, if any.

The Board will designate the members and Chair of each Committee, endeavoring to match the Committee’s function and needs for expertise with individual skills and experience of the appointees to the Committee. The membership of the Audit, Human Capital & Compensation, and Nomination & Governance Committees shall consist solely of independent directors, which directors shall also meet applicable criteria for independence under Nasdaq, SEC and/or tax rules applicable to such Committees.

The number and content of Committee meetings and other matters of Committee governance will be determined by each Committee in light of the authority delegated by the full Board to the Committee, the Committee’s charter and applicable regulations or principles. The Company will provide to each Committee access to employees and other resources to enable Committee members to carry out their responsibilities. The full authority and responsibilities of each Committee is fixed by resolution of the full Board and the Committee’s charter. Committee charters are available on the Company’s website at www.purple.com in the “Investor Relations” section, and a brief description of Committee functions is available in the Company’s most recent annual proxy statement.

E. Advisors. In performing its oversight function, the Board is entitled to rely on the advice, reports and opinions of management, counsel, auditors and outside experts. In that regard, the Board, and its Committee Chairs and the Chairperson, shall be entitled, at the expense of the Company, to engage such independent legal, financial or other advisors as they deem appropriate.

F. Assessing the Board’s Performance. Each year, the Board and its Committees conduct self-evaluations to assess their effectiveness and adherence to these Corporate Governance Guidelines and Committee charters, and to identify opportunities to improve Board and Committee performance. The Chairperson presides over these annual self-evaluations and the Nomination & Governance Committee oversees the self-evaluations and reports results to the Chairperson and makes recommendations to the Board. The results of the self-evaluations and recommendations are considered to improve the effectiveness of the Board, its Committees, and its members, as appropriate.

● Board evaluation – The Nomination & Governance Committee conducts an annual evaluation of the performance of the Board and each of its members. The report and recommendations shall include an assessment of the Board’s compliance with the principles in these Corporate Governance Guidelines, and identify areas in which the Board could improve its performance.

● Committee evaluations – The Nomination & Governance Committee oversees an annual performance evaluation of each Committee. The report and recommendations shall include an assessment of the Committee’s compliance with the principles in these Corporate Governance Guidelines and the Committee’s charter, as well as identifying areas in which the Committee could improve its performance.

G. Nomination and Election of Directors. The Company’s stockholders elect Board members annually. The Nomination & Governance Committee recommends to the Board director candidates for nomination and election at the annual stockholders meeting or for appointment to fill vacancies. The Nomination & Governance Committee annually reviews with the Board the applicable skills and characteristics required of Board nominees in the context of current Board composition and Company circumstances. In making its recommendations to the Board, the Nomination & Governance Committee considers the qualifications of individual director candidates in light of the needs of the Board and the Company, the requirements of the listing rules and other applicable regulations, and the policies approved by the Board such as its diversity policy. The Nomination & Governance Committee may use a variety of sources, including executive search firms, to identify director candidates. The Nomination & Governance Committee may, in its sole discretion, retain search firms and the Board will provide funding sufficient for the payment of the fees for such search firms. The Nomination & Governance Committee will consider candidates recommended by stockholders. Stockholders may submit director candidate suggestions in writing to the attention of the Corporate Secretary, providing the candidate’s name and qualifications for service as a Board member, a document signed by the candidate indicating the candidate’s willingness to serve, if elected, and evidence of the stockholder’s ownership of Company stock. A stockholder wishing to nominate a candidate must follow the procedures described in the Company’s bylaws. The Board nominates director candidates for election by the stockholders and fills any Board vacancies that occur between stockholder elections.

II. OPERATION OF THE BOARD

A. Board Meeting Agendas and Practices. Agendas for Board meetings will be set by the Chairperson in consultation with the full Board, and coordinated with the CEO and Lead Independent Director, as applicable. In general, time at Board meetings should focus on strategic and major potential problem areas rather than on operational/reporting issues. The Chairperson shall be the focal point for communications with management and advance and facilitate the Board’s receipt of candid and timely information on potential problems so that the Board will be given an opportunity to discuss strategic decisions before they are made. The Board reserves authority to meet in executive sessions to discuss sensitive matters without distribution of written materials.

B. Committee Meetings. The frequency of Committee meetings and agendas for such meetings shall be established jointly by the Committee Chair and designated management individuals in accordance with Committee charters or relevant Nasdaq listing rules and other applicable regulations. Information reported to the full Board following Committee meetings is determined by the Committee Chair.

C. Conduct of Board Meetings. The Board should receive routine reports as well as summaries of major presentations in advance of each Board meeting. This practice permits more expeditious review of routine items and facilitates greater discussion and debate of major decisions. The attendance of executive officers and other senior management individuals making presentations is appropriate and provides the Board with a first-hand opportunity to evaluate the senior management group. To foster open discussions, the proceedings and deliberations of the Board are confidential.

D. Executive Sessions of the Board. Independent Board members should meet periodically with only the CEO. These sessions should be used for candid discussion of executive management performance and succession issues and to permit the Board and CEO to have a dialogue on critical issues. Generally, at each Board meeting (and at such other times as it deems appropriate), the Board will meet independently of any Company insiders to discuss whatever topics it believes are appropriate. These meetings will be chaired by the Chairperson or, if the Chairperson is not an independent Director, the Lead Independent Director, as applicable, and include such topics as the Directors determine.

E. Board Access to Senior Management. The Board shall maintain access to the Company’s management while recognizing that judgment and discretion should be observed in making such contacts. It is the expectation of the Board that Directors will keep the CEO informed of any such contacts between a Director and an officer.

F. Access to Employees. The Board has access to Company employees to ensure that Directors can ask all questions and glean all information necessary to fulfill their duties. The Board may specify a protocol for making such inquiries. Management is encouraged to invite Company personnel to any Board meeting at which their presence and expertise would help the Board have a full understanding of matters considered.

G. Review of CEO Compensation. The Board reviews and approves annual written performance goals and objectives for the CEO. The Human Capital & Compensation Committee evaluates CEO performance against these goals based on written input from all Board members and the assistance of the Chairperson. As part of this process, the Human Capital & Compensation Committee will review with the full Board its assessment of the CEO’s performance in a meeting with no management members in attendance. Following this meeting, the Human Capital & Compensation Committee Chair and the Chairperson will meet with the CEO and provide feedback based on the review, and then follow with a written evaluation to the CEO. The Human Capital & Compensation Committee will make recommendations to the full Board, but without the CEO being present either as a member of management or the Board, on the CEO’s compensation based on its evaluation of the CEO’s performance.

H. Approval of Incentive Compensation and Equity-Based Compensation Plans. The Human Capital & Compensation Committee will make recommendations to the Board with respect to incentive compensation and equity-based compensation plans, and the Board will condition its approval of all equity-based compensation plans on obtaining the approval of the plan by shareholders in accordance with relevant Nasdaq listing rules and other applicable regulations. No person receiving incentive compensation shall be present during any discussions on compensation to be awarded to that person.

I. Succession Planning . The Nomination & Governance Committee shall review leadership development initiatives and short and long-term succession plans for the CEO and other senior management positions, and will make recommendations to the Board with respect to such plans. The Board is responsible for the selection of the CEO, as well as policies regarding succession in the event of an emergency or the retirement of the CEO. Succession plans should take into consideration the various events or reasons that may require the appointment of successors and the procedures for making orderly and timely determination of successors. In assessing CEO candidates, including as part of its review of succession plans, the non-management Directors shall identify and periodically review the skills, experience and attributes that they believe are required to be an effective CEO in light of the Company’s business strategy, prospects and challenges.

J. Board Involvement in Corporate Governance Issues. The Nomination & Governance Committee shall advise the Board regarding major corporate governance issues and shall make recommendations regarding Director orientation and continuing education. Any Company position on major corporate governance issues will be discussed in advance with the Nomination & Governance Committee.

K. Code of Business Conduct and Ethics. The Board will annually assess the Company’s code of business conduct and ethics and related policies, to ensure they address appropriate topics, contain compliance standards and procedures, and comport with relevant Nasdaq listing rules or other applicable regulations. The Board must approve any waiver of the code for management or Directors and any such waiver must be promptly disclosed to stockholders in accordance with any relevant Nasdaq listing rules and other applicable regulations.

L. Communication with Stockholders. Communications with stockholders shall generally be conducted through public filings and in accordance with approved scripts, such as for earnings calls, that are disclosed to all stockholders at the same time. There shall be no other written or oral communications with stockholders by management or any Director about the performance of the Company other than by or with the prior approval of the CEO, CFO, Chairperson or Lead Independent Director, as applicable. Inquiries from stockholders should be directed to these individuals for responses. A majority of Directors should attend stockholder meetings and be prepared to participate in answering stockholders’ questions during the meeting. The Board should try to ensure that the views of stockholders are heard by the Board or individual Directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. A stockholder may submit any communication with Directors to the Company’s corporate offices at 4100 N. Chapel Ridge Road, Suite 200, Lehi, Utah 84043, to the attention of the Corporate Secretary.

M. Modifications to Corporate Governance Guidelines. These Corporate Governance Guidelines are intended to provide a set of flexible guidelines and practices for the effective functioning of the Board. These Corporate Governance Guidelines will be reviewed periodically by the Board, and may be changed or modified as the Board determines necessary or appropriate. The Board may amend, waive, suspend or repeal any of these Corporate Governance Guidelines at any time, with or without public notice, as it determines necessary or appropriate, in the exercise of the Board’s judgment.

III. DIRECTORS

A. Director Responsibilities. The business of the Company is conducted by its employees, managers, and officers, under the direction of the CEO and subject to the oversight of the Board. The basic responsibility of the Board is to exercise its business judgment to provide strategic guidance to and oversight of the business of the Company in a manner that it reasonably believes to be in the best interests of the stockholders. The Board may also take into consideration, as appropriate, the interests of other stakeholders, including employees and members of the communities in which the Company operates. Management is expected to report regularly to the Board in a comprehensive, accurate, and timely manner on the business and affairs of the Company. In fulfilling their responsibility, members of the Board should be entitled to rely on the honesty and integrity of the Company’s senior executives and its outside advisors and auditors, to the fullest extent permitted by law.

Each Director is expected to regularly attend Board meetings and meetings of Committees on which he or she serves, with the understanding that on occasion a Director may be unable to attend a meeting. Each Director is also expected to allocate sufficient time to meet as frequently as needed, review materials and prepare for each meeting, and properly discharge the Director’s responsibilities.

The Board is responsible for reviewing, providing advice and counsel on, and, where appropriate, approving the business plans, major strategies, and financial objectives of the Company. The Audit Committee shall be responsible for overseeing the financial processes, controls and reporting of the Company on behalf of the Board. The Board, and appropriate Committees of the Board, shall be responsible for overseeing and reviewing with management the Company’s compliance with applicable laws and regulations.

The Board is responsible for utilizing the experience and perspectives of its Directors to advise and counsel management, both in meetings and in informal consultation, on significant issues facing the Company. The Board is responsible for reviewing and approving significant actions that are required to be approved by the Board under applicable state corporate law, including appointment of executive officers, declaration of dividends, and approval of major transactions. In addition, the Board is responsible for approving certain actions by the Company as set forth in these Corporate Governance Guidelines and any other policy as may be adopted by the Board from time to time.

The Board considers the risks associated with business strategy and decisions. The Board understands that its focus on effective risk oversight is critical to setting the Company’s tone and culture towards effective risk management. To administer its oversight function, the Board seeks to understand the Company’s risk philosophy by having discussions with management to establish a mutual understanding of the Company’s overall appetite for risk. Also, and as examples, the Audit Committee periodically discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Human Capital & Compensation Committee helps the Board to identify the Company’s exposure to any risks potentially created by the Company’s compensation programs and practices. The Nomination & Governance Committee brings to the attention of the Board risks related to the policies and practices of the Board, including its oversight of activities critical to the Company’s business. Each of these Committees is required to make regular reports of its actions and any recommendations to the Board, including recommendations to assist the Board with its overall risk oversight function.

B. Director Compensation. All members of the Board participate on an annual basis in determining the compensation of the independent Directors, and they consider information received from consultants to the Human Capital & Compensation Committee and the time spent by the Directors in service on the Board. The Chairperson, Lead Independent Director and Directors who chair Committees receive additional compensation commensurate with the increased level of work related to those roles. Directors who are employees of the Company do not receive compensation for their service on the Board or its Committees. The general principles for determining the form and amount of Director compensation include ensuring that the compensation is reasonable, customary and competitive.

C. Director Orientation and Continuing Education. The Nomination & Governance Committee shall be responsible for overseeing the orientation of new Directors. This orientation should take place within a reasonable time after a Director is first elected to the Board and should include a visit to the Company’s corporate headquarters. The purpose of the orientation and visit is to familiarize new Directors with the Company’s operations and other issues that will assist new Directors in the fulfillment of their duties and responsibilities. Board members shall be required to keep themselves informed and to obtain continuing education on matters relevant to their positions on the Board and any Committee through a combination of one or more continuing education sources including seminars, in-house training, and review of periodicals and other publications. Each Director is provided membership in the National Association of Corporate Directors (“NACD”) and is expected to regularly review materials provided by the NACD and attend annually at least one seminar sponsored by the NACD on subjects relevant to his or her duties to the Company, gaps in expertise, or Committee assignments and responsibilities. Each Director will be reimbursed for attendance at seminars, and participation in other relevant educational activities, up to $5,000 annually following submission of receipts to the Corporate Secretary.

D. Directors with Position Changes . Any Director who experiences a position change from that which he or she held at the time of election must provide notice to the Chairperson and the Corporate Secretary. The Board will evaluate the potential for the new position to create a conflict of interest, impair independence or otherwise compromise the Director’s ability to fulfill his or her duties to the Company. If the Board determines that such position change creates a conflict of interest, impairs independence or otherwise compromises the Director’s ability to fulfill his or her duties to the Company, the affected Director shall volunteer to resign from the Board. Directors who are full-time employees of the Company must promptly resign from the Board whenever their term of employment ends for any reason, including but not limited to retirement, the effective date of such resignation to be not later than the last day of employment. The requirement that a Director must submit a resignation due to the termination of employment with the Company may be waived by the majority of all other Directors present at a meeting of Directors at which it is determined that such waiver is in the best interest of the Company.

E. Other Public Board Service by Directors. Directors may not serve on the boards of directors of more than three other public companies. In addition, before accepting another board position, a Director shall (i) consider whether that service may create a conflict of interest, impair independence, or otherwise compromise the ability to fulfill his or her duties to the Company; (ii) evaluate whether he or she can devote the requisite time and attention to service on the Company’s Board; and (iii) notify the Chairperson and the Corporate Secretary of his or her intention to accept an invitation to serve on the board of directors of any other company.

F. Conflicts of Interest. Directors shall avoid any situation that may give rise to a conflict of interest. Conflicts of interest include interference, including the appearance of interference, with the best interests of the Company as a whole, as a result of a personal interest. If an actual or potential conflict of interest arises, the Director shall promptly inform the Chairperson, the Chair of the Nomination & Governance Committee, the Chair of the Audit Committee, and the Corporate Secretary. The independent Directors of the Board shall resolve any such conflict of interest questions involving conflicted Directors, the CEO or any other executive officer.

G. Director Stock Ownership. To align the interests of directors and stockholders, Directors shall maintain a financial stake in the Company in accordance with the Company’s Senior Management and Independent, Non-Employee Directors Stock Ownership Guidelines.

Exhibit D

Stipulation of Dismissal of the Action

[Attached.]

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IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

COLISEUM CAPITAL MANAGEMENT, LLC, COLISEUM CAPITAL PARTNERS, L.P., COLISEUM CAPITAL, LLC, and COLISEUM CO-INVEST III, L.P.,

Plaintiffs,

v.

GARY T. DICAMILLO, CLAUDIA HOLLINGSWORTH, PAUL ZEPF, DAWN ZIER, and PURPLE INNOVATION, INC.,

Defendants.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 2023-0220-PAF

STIPULATION OF DISMISSAL

IT IS HEREBY STIPULATED AND AGREED, by and among the parties hereto, pursuant to Court of Chancery Rule 41(a)(1)(ii), that this action is dismissed with prejudice. Except as otherwise agreed among the parties, each party shall bear its own costs, fees, and expenses.

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POTTER ANDERSON & CORROON LLP

OF COUNSEL:	By:	/s/ DRAFT
Maeve L. O’Connor		Michael A. Pittenger (#3212)
Laura J. Samuels		Berton W. Ashman, Jr. (#4681)
Molly Baltimore Maass		Matthew F. Davis (#4696)
DEBEVOISE & PLIMPTON LLP		Callan R. Jackson (#6292)
66 Hudson Boulevard		Justin T. Hymes (#6671)
New York, New York 10001		1313 N. Market Street
(212) 909-6000		Hercules Plaza, 6th Floor
Wilmington, DE 19801
(302) 984-6000

Attorneys for Plaintiffs Coliseum Capital Management, LLC, Coliseum Capital Partners, L.P., Coliseum Capital, LLC, and Coliseum Capital Co-Invest III, L.P

Morris, Nichols, Arsht & Tunnell LLP

OF COUNSEL:	By:	/s/ DRAFT
William M. Lafferty (#2755)
Andrew W. Stern		Susan W. Waesco (#4476)
Nicholas P. Crowell		Kevin M. Coen (#4775)
SIDLEY AUSTIN LLP		Sara Barry (#6703)
787 Seventh Avenue		Sebastian Van Oudenallen (#6952)
New York, NY 10019		1201 N. Market Street
(212) 839-5300		Wilmington, DE 19899-1347
(302) 658-9200

Jaime A. Bartlett	Attorneys for Defendants Gary T. DiCamillo,
SIDLEY AUSTIN LLP	Claudia Hollingsworth, Paul Zepf, Dawn Zier, and
555 California Street	Purple Innovation, Inc.
Suite 2000
San Francisco, CA 94104
(415) 772-1200

Dated: April __, 2023

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